UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 3, 2012

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Item 8.01  Other Events.

Update on Letter of Intent with Sumitomo Precision Products Co., Ltd.

On April 4, 2012, Visualant, Inc. (“Visualant” or the “Company”) entered into a Letter of Intent (“LOI”) with Sumitomo Precision Products Co., Ltd. (“SPP”), a publicly-listed Japanese corporation. Under the terms of the LOI, the parties intend to enter into a Joint Development Agreement for the commercialization of Visualant’s patented Spectral Pattern Matching (“SPM”) technology.

The Company is completing due diligence and finalizing the Joint Development Agreement, Stock Purchase Agreement and License Agreement and expects to close the transactions during May 2012.

The parties have been working together since 2011, developing and testing the SPM products, analyzing the market potential for the SPM technology and developing a product plan.

SPP is publicly traded on the Tokyo and Osaka Stock Exchanges and has operations in Japan, United States, China, United Kingdom, Canada and other parts of the world. Additional details are available at http://www.spp.co.jp/English/index2-e.html.

Neither party is obligated by the LOI to complete the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

May 3, 2012	By:	/s/ Ronald P. Erickson
Ronald P. Erickson, CEO